UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2009

GVI SECURITY SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-21295	77-0436410
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2801 Trade Center Drive, Suite 120, Carrollton, Texas	75007
(Zip Code)	(Address of principal executive office)

Registrant’s telephone number, including area code: (972) 245-7353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 23, 2009, GVI Security Solutions, Inc., a Delaware corporation (“GVI”), entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of October 21, 2009 (the “Merger Agreement”), by and among GVI, GenNx360 GVI Holding, Inc., a Delaware corporation (“Parent”), and GenNx360 GVI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).  The Amendment provides for (i) the increase in the Offer Price (as defined in the Merger Agreement) from $.38 to $.3875 per share and (ii) the decrease in the termination fee from $1,000,000 to $450,000, which may be required to be paid by GVI to Parent in connection with the termination of the Merger Agreement under specified circumstances.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 2.1	Amendment to the Agreement and Plan of Merger by and among GVI Security Solutions, Inc., GenNx360 GVI Holding, Inc. and GenNx360 GVI Acquisition Corp., dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 24, 2009

GVI SECURITY SOLUTIONS, INC.

By:	/s/ Joseph Restivo
Name: Joseph Restivo
Title: Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 2.1	Amendment to the Agreement and Plan of Merger by and among GVI Security Solutions, Inc., GenNx360 GVI Holding, Inc. and GenNx360 GVI Acquisition Corp., dated November 23, 2009.